Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES FIRST QUARTER NET INCOME OF $14.3 MILLION, UP 2.4% FROM LAST YEAR; DECLARES CASH DIVIDEND

NORWICH, NY (April 25, 2011) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income for the three months ended March 31, 2011 was $14.3 million, up $0.3 million, or 2.4%, from the three months ended March 31, 2010.  Net income per diluted share for the three months ended March 31, 2011 was $0.41 per share, equal to the net income per diluted share for the three months ended March 31, 2010.  Annualized return on average assets and return on average equity were 1.08% and 10.78%, respectively, for the three months ended March 31, 2011, compared with 1.03% and 11.05%, respectively, for the three months ended March 31, 2010.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.11% for the three months ended March 31, 2011, down 10 basis points (“bp”) from 4.21% for the three months ended March 31, 2010.

Key items for the first quarter of 2011 include:

•	Net income of $14.3 million exceeded last year’s first quarter earnings by 2.4%.

•	Diluted earnings per share of $0.41 equaled last year’s results.

•	Net interest margin was 4.11% for the first quarter, down from the same period of 2010, resulting from the continued impact of the low rate environment on loan and investment yields.

•	Continued strategic expansion with the opening of a new branch in Williston, VT.

 “Our strategy of balancing performance and investment continues to yield positive results, as demonstrated by our strong earnings and increased year-over-year net income,” said NBT President and CEO Martin Dietrich. “Our team is focused on putting customers first and seeking new opportunities for growth as a means of constantly building a sustainable, high-performing financial services company.”

Loan and Lease Quality and Provision for Loan and Lease Losses

The provision for loan and lease losses was $4.0 million for the first quarter of 2011, down $5.3 million from the $9.3 million recorded in the first quarter of 2010.  Net charge-offs were $5.3 million for the quarter representing 0.59% of average loans and leases for the quarter versus $5.6 million, or 0.63% of average loans and leases for the first quarter of 2010.

There were no significant changes in other asset quality indicators during the quarter.  Past due loans declined during the quarter.  Total nonperforming loans increased from $44.8 million at December 31, 2010 to $48.7 million at March 31, 2011.  Net charge-offs were $5.3 million, the lowest net charge-off quarter since the fourth quarter of 2008.  The allowance for loan and lease losses was $69.9 million at March 31, 2011, versus $71.2 million at December 31, 2010 and $70.1 million at March 31, 2010.  The allowance for loan and lease losses represented 1.93% of loans and leases at March 31, 2011, compared to 1.97% at December 31, 2010 and 1.93% at March 31, 2010.

Net Interest Income

Net interest income was down 3.0% to $49.3 million for the three months ended March 31, 2011, compared with $50.8 million for the three months ended March 31, 2010.  The Company’s FTE net interest margin was 4.11% for the three months ended March 31, 2011, down from 4.21% for the three months ended March 31, 2010.

While the yield on interest bearing liabilities decreased 31 bp, the yield on interest earning assets declined 40 bp, resulting in margin compression for the three months ended March 31, 2011, compared to the same period for 2010.  The yield on securities available for sale was 3.14% for the three months ended March 31, 2011, as compared with 4.02% for the three months ended March 31, 2010.  The yield on loans and leases was 5.73% for the three months ended March 31, 2011, as compared with 6.00% for the three months ended March 31, 2010.  The yield on time deposits was 1.90% for the three months ended March 31, 2011, as compared with 2.19% for the three months ended March 31, 2010.  The yield on money market deposit accounts was 0.42% for the three months ended March 31, 2011, as compared with 0.70% for the three months ended March 31, 2010.

Noninterest Income

Noninterest income for the three months ended March 31, 2011 was $20.1 million, relatively flat compared with $20.3 million for the same period in 2010.  Insurance and other financial services revenue increased approximately $0.5 million for the three months ended March 31, 2011, as compared to the three months ended March 31, 2010, due primarily to new business and improved market conditions.  Trust revenue increased approximately $0.3 million for the three months ended March 31, 2011, as compared to the three months ended March 31, 2010, due primarily to an increase in fair market value of trust assets under administration. ATM and debit card fees also increased approximately $0.3 million for the three months ended March 31, 2011, as compared to the three months ended March 31, 2010.  These increases were offset by a decrease in service charges on deposit accounts of approximately $1.1 million, or 17.3%, for the three months ended March 31, 2011, as compared with the same period in 2010.  The decrease in service charges was the result of a decrease in overdraft activity due to the effects of implementing new regulations regarding overdraft fees in the third quarter of 2010.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended March 31, 2011 was $45.1 million, up from $42.2 million, or 6.9%, for the same period in 2010.  Salaries and employee benefits increased $2.8 million, or 12.6%, for the three months ended March 31, 2011, compared with the same period in 2010.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  In addition, occupancy expenses increased approximately $0.4 million for the three months ended March 31, 2011, as compared to the same period in 2010, primarily due to continued branch expansion and expenses related to the harsh winter.  Other operating expenses consisting of various items increased approximately $0.7 million for the three months ended March 31, 2011, as compared to the same period in 2010 with no significant driver.  These increases were partially offset by a decrease in data processing and communications expenses of approximately $0.3 million for the three months ended March 31, 2011, as compared to the three months ended March 31, 2010.  This decrease was due to the renegotiation of a data processing contract resulting in a decrease in processing fees.  In addition, loan collection and other real estate owned expenses decreased approximately $0.3 million for the three months ended March 31, 2011, as compared to the three months ended March 31, 2010.  This decrease was due primarily to sales of certain properties classified as other real estate owned resulting in a reduction in maintenance expenses on properties owned by the Company.  Income tax expense for the three month period ended March 31, 2011 was $6.0 million, up from $5.8 million for the same period in 2010.  The effective tax rate was 29.7% for the three months ended March 31, 2011, as compared to 29.2% for the same period in 2010.

Balance Sheet

Total assets were $5.5 billion at March 31, 2011, up $138.8 million or 2.6% from December 31, 2010.  Loans and leases were $3.6 billion at March 31, 2011, up $17.0 million from December 31, 2010.  Total deposits were $4.3 billion at March 31, 2011, up $124.6 million from December 31, 2010.  Stockholders’ equity was $539.1 million, representing a total equity-to-total assets ratio of 9.84% at March 31, 2011, compared with $533.6 million or a total equity-to-total assets ratio of 9.99% at December 31, 2010.

Stock Repurchase Program

Under previously disclosed stock repurchase plans, the Company purchased 107,871 shares of its common stock during the three month period ended March 31, 2011, for a total of $2.4 million at an average price of $21.96 per share.  At March 31, 2011, there were 868,319 shares available for repurchase under this previously announced stock repurchase plan.  This plan was authorized on October 26, 2009 in the amount of 1,000,000 shares and expires on December 31, 2011.

Dividend Declared

The NBT Board of Directors declared a 2011 second-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on June 15, 2011 to shareholders of record as of June 1, 2011.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $5.5 billion at March 31, 2011.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 124 locations, including 85 NBT Bank offices in upstate New York, two NBT Bank offices in Vermont and 37 Pennstar Bank offices in northeastern Pennsylvania.  EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2011	2010	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended March 31,
Net Income	$14,307	$13,976	$331		2%
Diluted Earnings Per Share	$0.41	$0.41	$0.00		0%
Weighted Average Diluted Common Shares Outstanding	34,650,368	34,424,752	225,616		1%
Return on Average Assets (1)	1.08%	1.03%	5	bp	5%
Return on Average Equity (1)	10.78%	11.05%	-27	bp	-2%
Net Interest Margin (2)	4.11%	4.21%	-10	bp	-2%

Asset Quality	March 31,	December 31,
	2011	2010
Nonaccrual Loans	$46,691	$42,467
90 Days Past Due and Still Accruing	$2,007	$2,325
Total Nonperforming Loans	$48,698	$44,792
Other Real Estate Owned	$630	$901
Total Nonperforming Assets	$49,328	$45,693
Past Due Loans	$23,848	$31,004
Potential Problem Loans	$79,361	$82,247
Allowance for Loan and Lease Losses	$69,934	$71,234
Year-to-Date (YTD) Net Charge-Offs	$5,265	$25,125
Allowance for Loan and Lease Losses to Total Loans and Leases	1.93%	1.97%
Total Nonperforming Loans to Total Loans and Leases	1.34%	1.24%
Total Nonperforming Assets to Total Assets	0.90%	0.86%
Past Due Loans to Total Loans and Leases	0.66%	0.86%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	143.61%	159.03%
Net Charge-Offs to YTD Average Loans and Leases	0.59%	0.69%

Capital
Equity to Assets	9.84%	9.99%
Book Value Per Share	$15.65	$15.51
Tangible Book Value Per Share	$11.82	$11.67
Tier 1 Leverage Ratio	9.40%	9.16%
Tier 1 Capital Ratio	12.76%	12.44%
Total Risk-Based Capital Ratio	14.02%	13.70%

Quarterly Common Stock Price	2011		2010
Quarter End	High	Low	High	Low
March 31	$24.98	$21.55	$23.99	$19.15
June 30			$25.96	$20.33
September 30			$23.06	$19.27
December 31			$24.96	$21.41

(1)	Annualized
(2)	Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	March 31, 2011	December 31, 2010	Net Change	Percent Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,626,994	$3,610,006	$16,988	0%
Earning Assets	$5,071,803	$4,914,972	$156,831	3%
Total Assets	$5,477,612	$5,338,856	$138,756	3%
Deposits	$4,258,942	$4,134,352	$124,590	3%
Stockholders’ Equity	$539,076	$533,572	$5,504	1%

	2011	2010
Average Balances	(dollars in thousands, except per share data)
Three Months Ended March 31,
Loans and Leases	$3,616,191	$3,640,137	$(23,946)
Securities Available For Sale (excluding unrealized gains or losses)	$1,098,042	$1,088,604	$9,438
Securities Held To Maturity	$94,098	$155,800	$(61,702)
Trading Securities	$2,969	$2,428	$541
Regulatory Equity Investment	$27,246	$34,728	$(7,482)
Short-Term Interest Bearing Accounts	$141,309	$124,018	$17,291
Total Earning Assets	$4,976,886	$5,043,287	$(66,401)
Total Assets	$5,397,057	$5,489,544	$(92,487)
Interest Bearing Deposits	$3,289,925	$3,376,185	$(86,260)
Non-Interest Bearing Deposits	$904,748	$759,533	$145,215
Short-Term Borrowings	$153,374	$157,255	$(3,881)
Long-Term Borrowings	$445,401	$601,748	$(156,347)
Total Interest Bearing Liabilities	$3,888,700	$4,135,188	$(246,488)
Stockholders’ Equity	$538,211	$513,174	$25,037

NBT Bancorp Inc. and Subsidiaries Consolidated Balance Sheets (unaudited)	March 31, 2011	December 31, 2010
(in thousands)

ASSETS
Cash and due from banks	$84,599	$99,673
Short term interest bearing accounts	237,347	69,119
Securities available for sale, at fair value	1,105,606	1,129,368
Securities held to maturity (fair value of $91,426 and $98,759 at March 31, 2011 and December 31, 2010, respectively)	90,008	97,310
Trading securities	3,119	2,808
Federal Reserve and Federal Home Loan Bank stock	27,246	27,246
Loans and leases	3,626,994	3,610,006
Less allowance for loan and lease losses	69,934	71,234
Net loans and leases	3,557,060	3,538,772
Premises and equipment, net	67,109	67,404
Goodwill	114,841	114,841
Intangible assets, net	17,016	17,543
Bank owned life insurance	76,336	75,301
Other assets	97,325	99,471
TOTAL ASSETS	$5,477,612	$5,338,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$909,833	$911,741
Savings, NOW, and money market	2,418,748	2,291,833
Time	930,361	930,778
Total deposits	4,258,942	4,134,352
Short-term borrowings	167,461	159,434
Long-term debt	370,032	369,874
Trust preferred debentures	75,422	75,422
Other liabilities	66,679	66,202
Total liabilities	4,938,536	4,805,284

Total stockholders' equity	539,076	533,572

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,477,612	$5,338,856

NBT Bancorp Inc. and Subsidiaries	Three months ended March 31,
Consolidated Statements of Income (unaudited)	2011	2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$50,860	$53,692
Securities available for sale	7,904	10,046
Securities held to maturity	800	1,137
Other	493	596
Total interest, fee and dividend income	60,057	65,471
Interest expense:
Deposits	6,287	8,454
Short-term borrowings	58	124
Long-term debt	3,571	5,065
Trust preferred debentures	889	1,027
Total interest expense	10,805	14,670
Net interest income	49,252	50,801
Provision for loan and lease losses	3,965	9,243
Net interest income after provision for loan and lease losses	45,287	41,558
Noninterest income:
Trust	2,036	1,766
Service charges on deposit accounts	5,072	6,130
ATM and debit card fees	2,668	2,367
Insurance and other financial services revenue	5,773	5,245
Net securities gains	27	28
Bank owned life insurance income	1,035	981
Retirement plan administration fees	2,171	2,390
Other	1,344	1,434
Total noninterest income	20,126	20,341
Noninterest expense:
Salaries and employee benefits	25,004	22,204
Office supplies and postage	1,545	1,542
Occupancy	4,522	4,152
Equipment	2,190	2,100
Professional fees and outside services	2,066	2,284
Data processing and communications	2,914	3,218
Amortization of intangible assets	733	781
Loan collection and other real estate owned	719	1,059
Advertising	568	667
FDIC expenses	1,496	1,553
Other operating	3,304	2,600
Total noninterest expense	45,061	42,160
Income before income taxes	20,352	19,739
Income taxes	6,045	5,763
Net income	$14,307	$13,976
Earnings Per Share:
Basic	$0.42	$0.41
Diluted	$0.41	$0.41

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income (unaudited)	1Q 2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$50,860	$52,933	$53,301	$53,503	$53,692
Securities available for sale	7,904	7,944	8,621	9,556	10,046
Securities held to maturity	800	845	908	1,078	1,137
Other	493	627	482	469	596
Total interest, fee and dividend income	60,057	62,349	63,312	64,606	65,471
Interest expense:
Deposits	6,287	6,727	7,174	7,999	8,454
Short-term borrowings	58	64	91	123	124
Long-term debt	3,571	4,025	4,374	4,850	5,065
Trust preferred debentures	889	1,034	1,046	1,033	1,027
Total interest expense	10,805	11,850	12,685	14,005	14,670
Net interest income	49,252	50,499	50,627	50,601	50,801
Provision for loan and lease losses	3,965	6,687	7,529	6,350	9,243
Net interest income after provision for loan and lease losses	45,287	43,812	43,098	44,251	41,558
Noninterest income:
Trust	2,036	2,261	1,786	1,909	1,766
Service charges on deposit accounts	5,072	5,657	5,953	6,301	6,130
ATM and debit card fees	2,668	2,546	2,660	2,462	2,367
Insurance and other financial services revenue	5,773	4,327	4,595	4,700	5,245
Net securities gains/(losses)	27	2,063	1,120	63	28
Bank owned life insurance income	1,035	872	655	808	981
Retirement plan administration fees	2,171	2,759	2,612	2,595	2,390
Other	1,344	1,751	1,610	1,482	1,434
Total noninterest income	20,126	22,236	20,991	20,320	20,341
Noninterest expense:
Salaries and employee benefits	25,004	23,200	24,090	24,224	22,204
Office supplies and postage	1,545	1,564	1,542	1,454	1,542
Occupancy	4,522	3,823	3,709	3,666	4,152
Equipment	2,190	2,123	2,053	2,041	2,100
Professional fees and outside services	2,066	2,489	2,068	2,191	2,284
Data processing and communications	2,914	2,893	2,971	3,265	3,218
Amortization of intangible assets	733	744	767	780	781
Loan collection and other real estate owned	719	761	548	668	1,059
Advertising	568	1,266	730	825	667
FDIC expenses	1,496	1,347	1,621	1,560	1,553
Prepayment penalty on long-term debt	-	3,321	1,205	-	-
Other operating	3,304	3,719	3,380	3,523	2,600
Total noninterest expense	45,061	47,250	44,684	44,197	42,160
Income before income taxes	20,352	18,798	19,405	20,374	19,739
Income taxes	6,045	4,364	4,835	5,950	5,763
Net income	$14,307	$14,434	$14,570	$14,424	$13,976
Earnings per share:
Basic	$0.42	$0.42	$0.42	$0.42	$0.41
Diluted	$0.41	$0.42	$0.42	$0.42	$0.41

Three Months ended March 31,

	2011			2010
(dollars in thousands)	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
ASSETS
Short-term interest bearing accounts	$141,309	$69	0.20%	$124,018	$67	0.22%
Securities available for sale (1)(excluding unrealized gains or losses)	1,098,042	8,501	3.14%	1,088,604	10,781	4.02%
Securities held to maturity (1)	94,098	1,202	5.18%	155,800	1,714	4.46%
Investment in FRB and FHLB Banks	27,246	425	6.33%	34,728	529	6.17%
Loans and leases (2)	3,616,191	51,092	5.73%	3,640,137	53,880	6.00%
Total interest earning assets	$4,976,886	$61,289	4.99%	$5,043,287	$66,971	5.39%
Other assets	420,171			446,257
Total assets	$5,397,057			$5,489,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,085,882	1,116	0.42%	$1,093,986	$1,896	0.70%
NOW deposit accounts	698,141	635	0.37%	722,179	822	0.46%
Savings deposits	574,370	165	0.12%	532,677	193	0.15%
Time deposits	931,532	4,371	1.90%	1,027,343	5,543	2.19%
Total interest bearing deposits	$3,289,925	$6,287	0.78%	$3,376,185	$8,454	1.02%
Short-term borrowings	153,374	58	0.15%	157,255	124	0.32%
Trust preferred debentures	75,422	889	4.78%	75,422	1,027	5.52%
Long-term debt	369,979	3,571	3.91%	526,326	5,065	3.90%
Total interest bearing liabilities	$3,888,700	$10,805	1.13%	$4,135,188	$14,670	1.44%
Demand deposits	904,748			759,533
Other liabilities	65,398			81,649
Stockholders' equity	538,211			513,174
Total liabilities and stockholders' equity	$5,397,057			$5,489,544
Net interest income (FTE)		50,484			52,301
Interest rate spread			3.86%			3.95%
Net interest margin			4.11%			4.21%
Taxable equivalent adjustment		1,232			1,500
Net interest income		$49,252			$50,801

(1)	Securities are shown at average amortized cost
(2)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	March 31, 2011	December 31, 2010
Residential real estate mortgages	$561,783	$548,394
Commercial	593,857	577,731
Commercial real estate mortgages	839,482	844,458
Real estate construction and development	62,389	45,444
Agricultural and agricultural real estate mortgages	109,666	112,738
Consumer	901,287	905,563
Home equity	558,530	575,678
Total loans and leases	$3,626,994	$3,610,006